Exhibit 3.260

OPERATING AGREEMENT

OF

NASSAU COUNTY LANDFILL, LLC

THIS OPERATING AGREEMENT OF NASSAU COUNTY LANDFILL, LLC, (this “Operating Agreement”) is created this 1st day of March, 2004, by Advanced Disposal Services, Inc. (the “Member”).

ARTICLE 1

DEFINED TERMS

The following capitalized terms shall have the meanings specified in this Article 1. Other terms are defined in the text of this Operating Agreement; and, throughout this Operating Agreement, those terms shall have the meanings respectively ascribed to them.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

“Company” means the limited liability company organized in accordance with this Operating Agreement.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Interest” means a Person’s share of the Profits and Losses of, and the right to receive distributions from, the Company.

“Member” means the Person signing this Operating Agreement and any Person who subsequently becomes a member of the Company.

“Membership Rights” means all of the rights of a Member in the Company, including a Member’s: (a) Interest; (b) right to inspect the Company’s books and records; (c) right to participate in the management of and vote on matters coming before the Company; and (d) unless this Operating Agreement or the Certificate of Formation provide to the contrary, right to act as an agent of the Company.

“Operating Agreement” means this Operating Agreement of Nassau County Landfill, LLC, a Delaware limited liability company, as amended from time to time.

“Percentage Interest” means, with respect to any Member as of any date, the ratio (expressed as a percentage) of the number of Units held by such Member on such date to the aggregate Units held by all Members on such date.

“Person” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

“Profit” and “Loss” means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company’s taxable income or loss determined in accordance with the Code.

“Treasury Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“Successor” means all Persons to whom all or any part of an Interest is transferred because of the sale or gift by the Member of all or any part of the Member’s Interest.

“Transfer” means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

“Units” means an ownership interest in the Company, including any and all benefits to which the holder of such Units may be entitled as provided in this Operating Agreement, together with all obligations of such person to comply with the terms and conditions of this Operating Agreement.

ARTICLE 2

FORMATION AND NAME; OFFICE; PURPOSE; TERM

2.1 Organization. The Member hereby organizes a limited liability company pursuant to the Act and the provisions of this Operating Agreement and, for that purpose, have caused a Certificate of Formation to be prepared, executed, and filed with the Secretary of State on March 1, 2004.

2.2 Name of the Company. The name of the Company shall be NASSAU COUNTY LANDFILL, LLC. The Company may do business under that name and under any other name or names upon which the Member may, in the sole discretion of the Member, determine. If the Company does business under a name other than that set forth in its Certificate of Formation, then the Company shall file a fictitious name registration as required by law.

2.3 Purpose. The Company is organized to conduct any lawful business under the laws of the various states of the United States of America.

2.4 Term. The term of the Company began upon the acceptance of the Certificate of Formation by the Secretary of State and its duration shall be perpetual, unless its existence is sooner terminated pursuant to Article 8 of this Operating Agreement.

2.5 Principal Office. The principal office of the Company shall be located at 9995 Gate Parkway N., Suite 200, Jacksonville, Florida 32246, or at any other place which the Member, in the sole discretion of the Member, determines.

2.6 Registered Agent/Registered Office. The name and street address of the registered agent and the registered office of the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and in the State of Florida shall be Michael A. Wodrich, 1301 Riverplace Blvd., Suite 1500, Jacksonville, Florida 32207.

2.7 Member. The name and present mailing address of the sole Member is set forth on Exhibit “A”.

ARTICLE 3

CAPITAL; CAPITAL ACCOUNTS

3.1 Initial Capital Contributions. Upon the execution of this Operating Agreement, the Member shall contribute to the Company the cash and/or property set forth on Exhibit “A”.

3.2 No Other Capital Contributions Required. The Member shall not be required to contribute any additional capital to the Company, and except as set forth in the Act, the Member shall not have any personal liability for any obligations of the Company.

3.3 Loans. The Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

3.4 Capital Accounts. A capital account shall be maintained by the Company for the Member.

ARTICLE 4

UNITS

4.1 Authorization and Issuance of Units. A total of One Hundred Thousand (100,000) Units are hereby authorized for issuance. The number of Units authorized for issuance pursuant to this Section 4.1 may be increased from time to time as deemed necessary by the Member. Units issued for such consideration as the Member determines to be appropriate shall be deemed to be fully paid and non-assessable if the entire amount of such consideration has been received by the Company for such Units in the form of cash, property or services rendered.

4.2 Percentage Interest. Ownership of the Company shall be divided into, represented by, and each Member’s Percentage Interest shall be expressed in Units of the Company. The name, address, Units and Percentage Interest of each Member are set forth on Exhibit “A” attached hereto, which may be amended from time to time as necessary to reflect changes in the Percentage Interests and Units held by the Members.

4.3 Certificates. Certificates (“Certificates”) evidencing Units shall be consistent with the form required by the laws of Delaware and this Operating Agreement. The Company shall issue to each Member one or more Certificates signed by the appropriate officers of the Company. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder’s name and the number of Units.

4.4 Register, Registration of Transfer and Exchange. The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and Transfer of Units. The Company shall not recognize Transfers of Units unless the same are effected in the manner described in this Section 4.4. Upon surrender for registration of Transfer of any Certificate, and subject to the provisions of this Section 4.4, the appropriate officers of the Company shall execute in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Units as was evidenced by the Certificate so surrendered.

ARTICLE 5

PROFIT, LOSS, AND DISTRIBUTIONS

5.1 Distributions of Cash Flow. Cash flow for each taxable year of the Company shall be distributed to the Member at such times and in such amounts as the Member shall determine.

5.2 Allocation of Profit or Loss. All Profit or Loss shall be allocated to the Member.

5.3 Liquidation and Dissolution. If the Company is liquidated, the assets of the Company shall be distributed to the Member or to a Successor or Successors.

ARTICLE 6

MANAGEMENT: RIGHTS, POWERS, AND DUTIES

6.1 Management. The management of the Company shall be vested in a one (1) or more Directors elected by the Member.

6.2 Officers. The Company may have such officers as may be designated by the Directors from time to time, who shall act as agents of the Company, who shall have such powers as are usually exercised by comparably designated officers of a Delaware corporation and who shall have the power to bind the Company through the exercise of such powers, to the extent consistent with the terms hereof. The officers designated and/or confirmed shall, unless and until removed from office, act as agents of the Company.

6.3 Personal Services. The Member shall not be required to perform services for the Company solely by virtue of being a Member.

6.4 Liability and Indemnification. The Member shall not be liable, responsible, or accountable, in damages or otherwise, to the Company for any act performed by the Member with respect to Company matters. Additionally, the Company shall indemnify the Member for any act performed by the Member with respect to Company matters.

ARTICLE 7

TRANSFER OF INTEREST

7.1 Transfers by Member. The Member may Transfer all, or any portion of, the Member’s interest or rights in the Member’s Membership Rights to one or more Successors.

7.2 Transfer to a Successor. In the event of any Transfer of all or any part of the Member’s Interest to a Successor, the Successor shall immediately thereupon and without further action become a Member with all rights, powers and privileges associated herewith and the Company shall be continued.

ARTICLE 8

DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

8.1 Events of Dissolution. The Company shall only be dissolved at such time as the Member determines to dissolve the Company.

8.2 Company Continues Upon Bankruptcy of the Member. Except as otherwise provided by the Member, the Company shall continue notwithstanding whether the Member: (a) makes an assignment for the benefit of creditors; (b) files a voluntary petition in bankruptcy; (c) is adjudged a bankrupt or insolvent, or has entered against the Member an order for relief, in any bankruptcy or insolvency proceeding; (d) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature; or (f) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member’s properties.

8.3 Procedure for Winding Up and Dissolution. If the Company is dissolved, the affairs of the Company shall be wound up. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company in satisfaction of the liabilities of the Company, and then to the person(s) who is/are the Member(s) of the Company in proportion to the Member’s(s’) Interests.

8.4 Filing of Articles of Dissolution. If the Company is dissolved, Certificate of Dissolution shall be promptly filed with the Secretary of State by the Member.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

9.1 Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company’s name. The Member shall unanimously determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

9.2 Books and Records. The Member shall not be required to keep or cause to be kept complete and accurate books and records of the Company nor supporting documentation of the transactions with respect to the conduct of the Company’s business. The books and records, if any, shall be maintained in accordance with sound accounting principles and practices.

9.3 Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company’s taxable year shall be selected by the Member, subject to the requirements and limitations of the Code.

9.4 Disregarded Entity. The Member intends that for as long as the Company has a single Member the Company will be treated as a disregarded entity for any and all purposes under the Code and Treasury Regulations.

ARTICLE 10

GENERAL PROVISIONS

10.1 Applicable Law. All questions concerning the construction, validity, and interpretation of this Operating Agreement shall be governed by the laws of the State of Delaware.

10.2 Headings. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Operating Agreement or the intent of the provisions hereof.

10.3 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

10.4 Separability of Provisions. Each provision of this Operating Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Operating Agreement which are valid.

IN WITNESS WHEREOF, the Member has executed this Operating Agreement as of the date set forth hereinabove.

SOLE MEMBER: ADVANCED DISPOSAL SERVICES, INC.

By:
Charles C. Appleby President

EXHIBIT “A”

MEMBER NAME	ADDRESS	INITIAL CAPITAL CONTRIBUTION	PERCENTAGE INTEREST
Advanced Disposal Services, Inc.	9995 Gate Parkway N., Suite 200, Jacksonville, Florida 32246	$100.00	100%

OMNIBUS AMENDMENT TO OPERATING AGREEMENTS

This OMNIBUS AMENDMENT TO OPERATING AGREEMENTS (this “Omnibus Amendment”) is dated as of February__, 2010, and is made by the parties signatory hereto and amends those operating agreements set forth on Schedule I hereto (each, an “Operating Agreement” and, collectively, the “Operating Agreements”).

WHEREAS, the sole member of each of the limited liability companies set forth on Schedule II hereto (each, a “Company” and collectively, the “Companies”) has pledged its interest in such Company to Bank of America, N.A., as administrative agent (the “Agent”), pursuant to that certain Amended and Restated Master Securities Pledge Agreement, dated as of January 14, 2010 (as amended from time to time, the “Pledge Agreement”), among Advanced Disposal Services, Inc., a Delaware corporation (the “Parent”), the Subsidiaries of the Parent (including the Companies) and Bank of America, N.A., as administrative agent;

WHEREAS, the sole member of each of the Companies wishes to amend the Operating Agreement of such Company set forth opposite its name on Schedule I hereto to permit the Agent to foreclose on its equity interest in such Company in accordance with the terms of the Pledge Agreement;

NOW THEREFORE, the sole member of each of the Companies does hereby agree as follows:

1.	The definition of “Successor” set forth in Article 1 of each of the Operating Agreements is hereby amended to read in its entirety as follows:

“Successor” means any Person to whom all or any part of an Interest is Transferred in accordance with the terms hereof.

2.	The definition of “Transfer” set forth in Article 1 of each of the Operating Agreements is hereby amended to read in its entirety as follows:

“Transfer” means, when used as a noun, (a) any voluntary sale, hypothecation, pledge, assignment, attachment or other transfer of any Interest, and (b) any transfer of any Interest initiated by a lender in connection with the enforcement of its rights under a senior credit facility that is secured, in whole or in part, by a pledge of such Interest, and, when used as a verb, (x) to voluntarily sell, hypothecate, pledge, assign or otherwise transfer any Interest, and (y) with respect to any lender, to sell, hypothecate, pledge, assign or otherwise transfer any Interest in connection with the enforcement of such lender’s rights under any senior credit facility that is secured, in whole or in part, by a pledge of such Interest.

3.	Article 7 of each of the Operating Agreements is hereby amended is amended to add the following new Section 7.3 at the end thereof:

“7.3 Transfer by Secured Party. In the event the Interest is at any time pledged to a lender as security in connection with senior financing for the Company, the lender (or agent for the group of senior lenders) shall have the right to exercise its remedies under such pledge, to foreclose upon the Interest and/or to Transfer the Interest to itself or to a third party in connection with such exercises of remedies and/or foreclosure, all without further consent of the Member or any Successor.”

4. Capitalized terms used and not defined herein shall have the definitions given in the applicable Operating Agreement.

5. Except as herein amended, each Operating Agreement shall remain in full force and effect and this Omnibus Amendment shall be incorporated therein and made part thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Omnibus Amendment as of the date first above written.

Advanced Disposal Services, Inc.

By:
Steven R. Carn Vice President

SCHEDULE I

OPERATING AGREEMENTS

1.	Advanced Disposal Recycling Services, LLC	Operating Agreement of Advanced Disposal Recycling Services, LLC

2.	Advanced Disposal Recycling Services Gulf Coast, LLC	Operating Agreement of Advanced Disposal Recycling Services Gulf Coast, LLC

3.	Advanced Disposal Services Alabama, LLC	Amended and Restated Operating Agreement of Advanced Disposal Services Alabama, LLC

4.	Advanced Disposal Services Alabama CATS, LLC	Operating Agreement of Advanced Disposal Services Alabama CATS, LLC

5.	Advanced Disposal Services Alabama EATS, LLC	Operating Agreement of Advanced Disposal Services Alabama EATS, LLC

6.	Advanced Disposal Services Alabama Holdings, LLC	Amended and Restated Operating Agreement of Advanced Disposal Services Alabama Holdings, LLC

7.	Advanced Disposal Services ASW, LLC	Operating Agreement of Advanced Disposal Services ASW, LLC

8.	Advanced Disposal Services Atlanta, LLC	Amended and Restated Operating Agreement of Advanced Disposal Services Atlanta, LLC

9.	Advanced Disposal Services Augusta, LLC	Operating Agreement of Advanced Disposal Services Augusta, LLC

10.	Advanced Disposal Services Carolinas, LLC	Operating Agreement of Advanced Disposal Services Carolinas, LLC

11.	Advanced Disposal Services Carolinas Holdings, LLC	Operating Agreement of Advanced Disposal Services Carolinas Holdings, LLC

12.	Advanced Disposal Services Central Florida, LLC	Operating Agreement of Advanced Disposal Services Central Florida, LLC

13.	Advanced Disposal Services Cobb County Recycling Facility, LLC	Operating Agreement of Advanced Disposal Services Cobb County Recycling Facility, LLC

14.	Advanced Disposal Services Cobb County Transfer Station, LLC	Operating Agreement of Advanced Disposal Services Cobb County Transfer Station, LLC

15.	Advanced Disposal Services Georgia Holdings, LLC	Operating Agreement of Advanced Disposal Services Georgia Holdings, LLC

16.	Advanced Disposal Services Gulf Coast, LLC	Operating Agreement of Advanced Disposal Services Gulf Coast, LLC

17.	Advanced Disposal Services Gwinnett Transfer Station, LLC	Operating Agreement of Advanced Disposal Services Gwinnett Transfer Station, LLC

18.	Advanced Disposal Services Hancock County, LLC	Operating Agreement of Advanced Disposal Services Hancock County, LLC

19.	Advanced Disposal Services Jackson, LLC	Operating Agreement of Advanced Disposal Services Jackson, LLC

20.	Advanced Disposal Services Jacksonville, LLC	Second Amended Operating Agreement of Advanced Disposal Services Jacksonville, LLC

21.	Advanced Disposal Services Jones Road, LLC	Operating Agreement of Advanced Disposal Services Jones Road, LLC

22.	Advanced Disposal Services Macon, LLC	Amended and Restated Operating Agreement of

23.	Advanced Disposal Services Mid-South, LLC	Advanced Disposal Services Macon, LLC

24.	Advanced Disposal Services Middle Tennessee, LLC	Operating Agreement of Advanced Disposal Services Mid-South, LLC

25.	Advanced Disposal Services Mississippi, LLC	Operating Agreement of Advanced Disposal Services Middle Tennessee, LLC

26.	Advanced Disposal Services North Florida, LLC	Operating Agreement of Advanced Disposal Services Mississippi, LLC

27.	Advanced Disposal Services North Georgia, LLC	Operating Agreement of Advanced Disposal Services North Florida, LLC

28.	Advanced Disposal Services Pasco County, LLC	Operating Agreement of Advanced Disposal Services North Georgia, LLC

29.	Advanced Disposal Services Rogers Lake, LLC	Operating Agreement of Advanced Disposal Services Pasco County, LLC

30.	Advanced Disposal Services Smyrna Transfer Station, LLC	Operating Agreement of Advanced Disposal Services Rogers Lake, LLC

31.	Advanced Disposal Services Southside Materials Recovery Station, LLC	Operating Agreement of Advanced Disposal Services Smyrna Transfer Station, LLC

32.	Advanced Disposal Services Stateline, LLC	Operating Agreement of Advanced Disposal Services Southside Materials Recovery Station, LLC

33.	All Star Waste Systems, LLC	Operating Agreement of Advanced Disposal Services Stateline, LLC

34.	Arrow Disposal Service, LLC	Operating Agreement of All Star Waste Systems, LLC

35.	Cartersville Transfer Station, LLC, d/b/a Riverside Transfer Station	Operating Agreement of Arrow Disposal Service, LLC

36.	Caruthers Mill C&D Landfill, LLC	Operating Agreement of Cartersville Transfer Station, LLC, d/b/a Riverside Transfer Station Operating Agreement of Caruthers Mill C&D Landfill, LLC

37.	Coastal Recyclers Landfill, LLC	Operating Agreement of Coastal Recyclers Landfill, LLC

38.	Coastal Recyclers Transfer Station, LLC	Operating Agreement of Coastal Recyclers Transfer Station, LLC

39.	Container & Compactors Services, LLC	Operating Agreement of Container & Compactors Services, LLC

40.	Doraville Transfer Station, LLC	Operating Agreement of Doraville Transfer Station, LLC

41.	Eagle Point Landfill, LLC	Operating Agreement of Eagle Point Landfill, LLC

42.	Firetower Landfill, LLC	Operating Agreement of Firetower Landfill, LLC

43.	Hall County Transfer Station, LLC	Operating Agreement of Hall County Transfer Station, LLC

44.	Hidden Acres Land Company, LLC	Operating Agreement of Hidden Acres Land Company, LLC

45.	Nassau County Landfill, LLC	Operating Agreement of Nassau County Landfill, LLC

46.	Old Kings Road Solid Waste, LLC	Operating Agreement of Old Kings Road Solid Waste, LLC

47.	Old Kings Road, LLC	Operating Agreement of Old Kings Road, LLC

48.	Stone’s Throw Landfill, LLC	Amended and Restated Operating Agreement of Stone’s Throw Landfill, LLC

49.	Turkey Trot Landfill, LLC	Operating Agreement of Turkey Trot Landfill, LLC

50.	Welcome All Transfer Station, LLC	Operating Agreement of Welcome All Transfer Station, LLC

51.	Wolf Creek Landfill, LLC	Operating Agreement of Wolf Creek Landfill, LLC

SCHEDULE II

COMPANIES

1.	Advanced Disposal Recycling Services, LLC

2.	Advanced Disposal Recycling Services Gulf Coast, LLC

3.	Advanced Disposal Services Alabama, LLC

4.	Advanced Disposal Services Alabama CATS, LLC

5.	Advanced Disposal Services Alabama EATS, LLC

6.	Advanced Disposal Services Alabama Holdings, LLC

7.	Advanced Disposal Services ASW, LLC

8.	Advanced Disposal Services Atlanta, LLC

9.	Advanced Disposal Services Augusta, LLC

10.	Advanced Disposal Services Carolinas, LLC

11.	Advanced Disposal Services Carolinas Holdings, LLC

12.	Advanced Disposal Services Central Florida, LLC

13.	Advanced Disposal Services Cobb County Recycling Facility, LLC

14.	Advanced Disposal Services Cobb County Transfer Station, LLC

15.	Advanced Disposal Services Georgia Holdings, LLC

16.	Advanced Disposal Services Gulf Coast, LLC

17.	Advanced Disposal Services Gwinnett Transfer Station, LLC

18.	Advanced Disposal Services Hancock County, LLC

19.	Advanced Disposal Services Jackson, LLC

20.	Advanced Disposal Services Jacksonville, LLC

21.	Advanced Disposal Services Jones Road, LLC

22.	Advanced Disposal Services Macon, LLC

23.	Advanced Disposal Services Mid-South, LLC

24.	Advanced Disposal Services Middle Tennessee, LLC

25.	Advanced Disposal Services Mississippi, LLC

26.	Advanced Disposal Services North Florida, LLC

27.	Advanced Disposal Services North Georgia, LLC

28.	Advanced Disposal Services Pasco County, LLC

29.	Advanced Disposal Services Rogers Lake, LLC

30.	Advanced Disposal Services Smyrna Transfer Station, LLC

31.	Advanced Disposal Services Southside Materials Recovery Station, LLC

32.	Advanced Disposal Services Stateline, LLC

33.	All Star Waste Systems, LLC

34.	Arrow Disposal Service, LLC

35.	Cartersville Transfer Station, LLC, d/b/a Riverside Transfer Station

36.	Caruthers Mill C&D Landfill, LLC

37.	Coastal Recyclers Landfill, LLC

38.	Coastal Recyclers Transfer Station, LLC

39.	Container & Compactors Services, LLC

40.	Doraville Transfer Station, LLC

41.	Eagle Point Landfill, LLC

42.	Firetower Landfill, LLC

43.	Hall County Transfer Station, LLC

44.	Hidden Acres Land Company, LLC

45.	Nassau County Landfill, LLC

46.	Old Kings Road Solid Waste, LLC

47.	Old Kings Road, LLC

48.	Stone’s Throw Landfill, LLC

49.	Turkey Trot Landfill, LLC

50.	Welcome All Transfer Station, LLC

51.	Wolf Creek Landfill, LLC